Exhibit 21.1

OWNERSHIP OF U.S. CONSOLIDATED GROUP CANADA Imax Theatre Holding (Nyack II) Co. IMAX Corporation David Keighley Productions 70MM Inc. Imax Theatre Management (Scottsdale) Inc. Imax II USA Inc. Ridefilm Corporation Imax Pictures Corporation Strategic Sponsorship Corporation 100% 100% 100% 100% 100% 100% 100% UNITED STATES Imax U.S.A. Inc. 100% Imax Forum Ride Inc. 1% 49% Imax Theatre Holdings (OEI) Inc. 100% Arizona Big Frame Theatre LLC 100% Imax Providence Limited Partner Co. 100% Imax Theatre Holding (California II) Co. 100% 100% Imax Providence General Partner Co. 100% Imax Theatre Holding (California I) Co. 100% Imax Theatre Holding (Nyack I) Co. 100% Imax Theatre Holding Co. 100% Immersive Entertainment Inc. 100% Imax Scribe Inc. 100% Imax Theatre Management Company 100% Imax Rhode Island Limited Partnership 99% 1% Miami Theatre LLC Sacramento Theatre LLC Nyack Theatre LLC 99% 99% 1% 1% 1% 99% Big Frame Theatre Ltd. Partnership S:\77data\2000client\i-m\imax\charts01.ppt Imax Film Holding Co. 100% Imax Minnesota Holding Co. 100% 50% SGB Partners .. Outside Parties with holdings 100% Panda Productions Inc. 100% 50% PSE, LLC Sonics Associates Inc. 50% Various Executives of Oxmoor Corporation LLC Imax Indianapolis LLC Imax Chicago Theatre LLC 99% 1% 100% 100% Taurus-Littrow Productions Inc. Guarantors

OWNERSHIP OF CANADIAN AND OTHER FOREIGN CONSOLIDATED GROUP CANADA IMAX Corporation 924689 Ontario Inc. Tantus Films Ltd. IMAX Music Ltd. IMAX Space Ltd. IMAX Sandde Animation Inc. 100% 100% 100% 100% 100% 100% 878646 Ontario Limited Imax Theatre Services Ltd. 100% 100% IMAX Corporation IMAX (Titanica) Ltd. 100% IMAX Theatre Holding (Brossard) Inc. 100% Wire Frame Films Ltd. 100% Imax (Titanic) Inc. (U.S. Sub) 50% IMAX (Netherlands) B.V. IMAX Entertainment Pte Ltd. (in liquidation) IMAX Japan Inc. Mountainview Theatre Management Ltd. 100% 100% S:\77data\2000client\i-m\imax\charts01.ppt Mitey Cinema Inc. 100% 100% 100% RPM Pictures Ltd. 100% 100% 1329507 Ontario Inc. Starboard Theatres Ltd. OTHER FOREIGN 100% Tantus II Films Ltd. 100% 3D Sea II Ltd. Guarantors